Exhibit 10.17

INDEPENDENT DIRECTOR COMPENSATION PROGRAM

As of September 20, 2023

1. Annual Retainer:  $130,000.

2. Committee Fees:

•	Audit Committee

•	Member-$25,000

•	Audit Committee Chair-$50,000 (inclusive of the Audit Committee Member fee),

•	Nominating and Corporate Governance Committee

•	Member-$15,000,

•	Conflicts Committee

•	Member-$15,000,

•	Conflicts Committee Chair-$30,000 (inclusive of the Conflicts Committee Member fee).

•	Risk Committee

•	Member-$20,000,

•	Risk Committee Chair-$40,000 (inclusive of the Risk Committee Member fee)

3. Equity Awards: to be determined from time to time by the board of directors or a committee thereof.